THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

VOID AFTER 5:00 P.M., WASHINGTON, D.C. TIME, ON MARCH 13, 2008, OR IF NOT A BUSINESS DAY, ON THE NEXT FOLLOWING BUSINESS DAY.

FORM OF PREFERRED STOCK PURCHASE WARRANT

This certifies that, for value received, __________, and its registered, permitted assigns or successors in interest (the “Registered Holder”), is entitled to purchase from EyeTel Imaging, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions hereof, at any time on or after January 14, 2004, and before 5:00 P.M., Washington, D.C. time on March 13, 2008, or if not a business day, on the next following business day (the “Expiration Date”), that number of fully paid and non-assessable shares of Series B Convertible Preferred Stock of the Company set forth in Section 3 hereof.

1. Bridge Loan Agreement. This Warrant is issued by the Company (i) pursuant to the terms and conditions of that certain Bridge Loan Agreement, dated as March 13, 2003, by and among the Company, the Registered Holder and certain other parties thereto (the “Bridge Loan Agreement”) and (ii) in exchange for that certain warrant to purchase shares of the Company’s Series A Convertible Preferred Stock currently held by the Registered Holder (the “Prior Warrant”). This Warrant is subject to, and qualified by, the terms and conditions of the Bridge Loan Agreement. A copy of the Bridge Loan Agreement may be examined during normal business hours at the Company’s offices.

2. Definitions. Terms used in this Warrant but not defined in this Section 2 or otherwise in this Warrant shall have the meanings ascribed to them in the Bridge Loan Agreement. As used in this Warrant, the following terms shall have the meanings set forth below:

“Common Stock” shall mean the Company’s Common Stock, $0.001 par value per share.

“Exercise Price” shall mean $0.1394 per share.

“Exercise Shares” shall mean shares of the Company’s Series B Convertible Preferred Stock issuable upon exercise of this Warrant.

“Person” means an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

“Series B Convertible Preferred Stock” means the Company's Series B Convertible Preferred Stock, $0.001 par value per share.

“Warrant” means this Warrant and all stock purchase warrants issued in exchange therefor pursuant to the terms thereof.

“Warrant Stock” means shares of the Company's authorized but unissued Series B Convertible Preferred Stock issuable upon exercise of this Warrant.

3. Exercise of Warrant.

3.1 Number of Shares Underlying Warrant. This Warrant shall be exercisable for __________ shares of Series B Convertible Preferred Stock.

3.2 Exercise Period. The Registered Holder may exercise the purchase rights represented by this Warrant, in whole or in part, at any time and from time to time on or after January 14, 2004, and before 5:00 p.m. on the Expiration Date (the “Exercise Period”).

3.3 Exercise Procedure.

(a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

(i)a completed Exercise Agreement, in the form attached hereto as Exhibit I, executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(ii)this Warrant;

(iii)an Assignment or Assignments substantially in the form attached hereto as Exhibit II, evidencing the assignment of this Warrant to the Purchaser, if applicable; and

(iv)either (I) a wire transfer or check payable to the Company in an amount equal to the product obtained by multiplying the Exercise Price by the number of shares of Warrant Stock issuable upon such exercise (the “Aggregate Exercise Price”); (II) instruments or certificates, duly endorsed for transfer, evidencing debt or equity securities of the Company having a value (as mutually agreed upon by the Registered Holder and the Company) equal to the Aggregate Exercise Price of the Warrant Stock issuable upon exercise; or (III) a written notice to the Company that the Registered Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold that number of shares of Warrant Stock having a fair market value equal to the Aggregate Exercise Price of the Warrant Stock issuable upon exercise.

(b) The Company shall promptly issue and deliver to the Person or Persons at the address or addresses specified by the Purchaser a certificate or certificates evidencing the appropriate number of shares of Warrant Stock to which the Purchaser is entitled as of the Exercise Date. The Registered Holder of this Warrant or its designee shall receive a replacement warrant representing any rights which have not expired or been exercised in accordance with the terms hereof.

(c) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date. The person or persons entitled to receive the Warrant Stock shall be treated for all purposes as the record holder of such Warrant Stock as of such date.

(d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise.

(e) If a fractional share of Warrant Stock would, but for the provisions of this Section 3.3, be issuable upon exercise of the rights represented by this Warrant, the Company shall promptly deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the proportionate Exercise Price of such fractional share.

4. Reservation of Preferred Stock and Common Stock. During the Exercise Period (as defined in Section 3.2 herein), the Company shall reserve and keep available for issuance upon the exercise of the Warrant such number of its authorized but unissued shares of Series B Convertible Preferred Stock, as will be sufficient to permit the exercise in full of all outstanding Warrants, and such number of authorized and unissued shares of Common Stock as will be sufficient to permit the conversion of the Warrant Stock, and upon such issuance or conversion such shares of Warrant Stock and Common Stock, as the case may be, will be validly issued, fully paid and nonassessable, and free from all liens and charges with respect to the issuance thereof.

5. No Voting Rights; Limitations of Liability. This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration in this Warrant of the rights or privileges of the Registered Holder, will give rise to any liability of such Registered Holder as a stockholder of the Company. Further, in the event that, pursuant to Section 3.1, this Warrant is exercised or exchanged for shares of Series B Convertible Preferred Stock, to the extent that the Registered Holder is not already a party thereto, the Company and the Registered Holder shall take such actions as may be required for the Registered Holder to become a party to that certain Amended and Restated Investor Rights Agreement made by and among the Company and the parties thereto dated as of January 14, 2004 and Amended and Restated Stockholders’ Agreement made by and among the Company and the parties thereto dated as of January 14, 2004, each as may be amended from time to time (collectively, the “Transaction Documents”), and the Registered Holder shall be entitled to all of the rights, privileges and terms and conditions granted to such purchasers, holders and/or investors thereunder with regard to shares of the Warrant Stock.

6. Restrictions on Transfer.

6.1 Subject to the restrictions on the transferability of this Warrant set forth in Section 6.2 below, and upon the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, this Warrant and all rights hereunder are transferable, in whole or in part, by the Registered Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company; provided, however, no such consent of the Company shall be required with respect to the Registered Holder’s transfer of this Note to any affiliate, member, partner (limited or otherwise) or stockholder of the Registered Holder.

6.2 Each Registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended (the “Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement as to this Warrant or such Warrant Stock under the Act (or any similar statute then in effect), or (b) an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is not, under the circumstances, required. The certificates representing the securities issuable upon exercise of this Warrant shall have affixed thereto a legend in substantially the following form, in addition to other legends required by applicable state law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

6.3 In connection with the exercise of this Warrant, the Registered Holder represents and warrants to the Company that the Registered Holder shall acquire the securities issuable upon such exercise for investment purposes, and not with a view to distributing the same, and that the Registered Holder is an “accredited investor” as defined under applicable federal and state securities laws.

7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder (in whole or in part) at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the “Date of Issuance” of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

8. Miscellaneous.

8.1 Amendment and Waiver. Except as otherwise specifically provided herein, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Registered Holder.

8.2 Notices. Any notices required to be sent to the Registered Holder will be delivered to the address of such Registered Holder shown on the books of the Company. Any notices required to be sent to the Company will be delivered to the principal office of the Company as set forth on the signature page hereto. All notices required or permitted hereunder, to be effective, shall be in writing and shall be deemed effectively given: (a) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

8.3 Descriptive Headings; Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Delaware.

8.4 Successors and Assigns. Subject to Section 6, the provisions of this Warrant shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto.

8.5 Severability. In the event that any one or more of the provisions of this Warrant shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Warrant operate or would prospectively operate to invalidate this Warrant, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Warrant and the remaining provisions of this Warrant shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

8.6 Waiver of Jury Trial. THE COMPANY AND THE REGISTERED HOLDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS AGREEMENT. EACH OF THE COMPANY AND THE REGISTERED HOLDER ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO THE OTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. THE COMPANY AND THE REGISTERED HOLDER EACH AGREE THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

8.7 Adjustments.

(a) If at any time after the Date of Issuance there is any change in the outstanding shares of capital stock of the Company by reason of stock dividends, splits, recapitalizations, reclassification, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class or series of shares available under this Warrant in the aggregate and the Exercise Price, as applicable, shall be correspondingly adjusted to give the Registered Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class or series, and kind of shares as the Registered Holder would have owned had the Warrant been exercised prior to the event and had the Registered Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

(b) If at any time after the Date of Issuance there is any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the Company’s capital stock shall be entitled to receive stock, securities or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Registered Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Warrant Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Warrant Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Registered Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

(c) If at any time after the Date of Issuance any change occurs in the outstanding capital stock of the Company or any other event occurs as to which the other provisions of this Section 8.7 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Registered Holder of this Warrant in accordance with such provisions, then the Board of Directors of the Company shall, in its reasonable good faith judgment, make an adjustment in the number and class or series of shares available under the Warrant, the Exercise Price or the application of such provisions, as applicable, so as to protect such purchase rights as aforesaid. The adjustment shall be such as to give the Registered Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class or series and kind of shares as such Registered Holder would have owned had this Warrant been exercised prior to the event and had such Registered Holder continued to hold such shares until after the event requiring adjustment.

(d) Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the Company’s Certificate of Incorporation. In such case, all references to “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

8.8 Exchange. Registered Holder agrees and acknowledges that this Warrant is made in exchange for the Prior Warrant. Effective upon the grant hereof, all provisions of, rights granted, and covenants made in the Prior Warrant are hereby waived, released and terminated in their entirety and shall have no further force and effect. Promptly following request of the Company, Registered Holder shall return to the Company a copy of the Prior Warrant marked “cancelled.”

[Signature appears on following page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the __ day of December, 2004.

EYETEL IMAGING, INC.

By:	/s/
Name:
Title:
Address:	9130 Guilford Road
Columbia, MD 21046-2581

Fax:	(301) 317-7648

____________________

By:  ___________________
Name:
Title:

EXHIBIT I

IRREVOCABLE SUBSCRIPTION

To:	EyeTel Imaging, Inc.

Gentlemen:

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing _________________shares of _________________________ of EyeTel Imaging, Inc., and hereby irrevocably subscribes to such issue. The undersigned also hereby consents to becoming party to the Transaction Documents, as defined in the Warrant. The certificates for such shares shall be issued in the name of:

______________________________
(Name)

______________________________
(Address)

______________________________
(Taxpayer Number)

and delivered to:

______________________________
(Name)

_______________________________
(Address)

The exercise price of $______ is enclosed.
Date:_______________

Signed: ________________________________________
(Name of Holder, Please Print)
________________________________________
(Address)
________________________________________
(Signature)

EXHIBIT II

ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers unto:

_______________________________
(Name)

_______________________________
(Address)

the attached Warrant together with all right, title and interest therein to purchase   shares of _____________ of EyeTel Imaging, Inc., to which the Warrant relates, and does hereby irrevocably appoint _______________________ attorney to transfer said Warrant on the books of EyeTel Imaging, Inc., with full power of substitution in the premises.

Done this ______ day of ____________ 200__.

______________________________
(Signature)

______________________________
(Name and title)

______________________________

______________________________
(Address)